Exhibit 10.14

AMENDATORY AGREEMENT

This Amendatory Agreement (the “Agreement”) is entered into as of December 18, 2000, between BRW Acquisition, Inc., a Delaware corporation (the “Company”) and Fisher Capital Corp. LLC (“Fisher Capital”).

WHEREAS, the Company and Fisher Capital entered into a letter agreement dated as of July 9, 1998 (the “Letter Agreement”), whereunder Fisher Capital agreed to provide management, consulting and financial services to the Company and the Company agreed to retain Fisher Capital to provide such services pursuant to the terms contained therein (including the payment by the Company to Fisher Capital of a fee (the “Fee”) equal to $250,000 per calendar year to Fisher Capital in consideration of its provision of such services);

WHEREAS, effective as of September 1, 2000, Jim Fisher, Managing Member of Fisher Capital, commenced performing services for the Company in the capacity of Acting Chief Executive Officer thereof, and in consideration therefor, the Company has agreed to increase the Fee to $600,000 per calendar year, effective retroactively to January 1, 2000.

NOW THEREFORE, to implement the foregoing and for good and valuable consideration, the parties to this Agreement agree as follows:

1.                                       Paragraph 1 of the Letter Agreement is amended by replacing the phrase “two hundred and fifty thousand dollars ($250,000)” with the phrase “six hundred thousand dollars ($600,000), commencing as of January 1 2000”.

2.                                       Fisher Capital hereby acknowledges receipt of payment from the Company of all amounts necessary to bring the Company current, as of September 1, 2000, in its obligations to Fisher Capital pursuant to the newly amended Paragraph 1 of the Letter Agreement.

3.                                       As amended by this Agreement, the Letter Agreement shall continue in full force and effect in accordance with the terms thereof.

FISHER CAPITAL CORP. LLC		BRW ACQUISITION, INC.

By:	/s/ James R. Fisher	By:	/s/ Perry Golkin
Name:	James R. Fisher	Name:	Perry Golkin
Title:	Managing Member	Title:	President